Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-252954 on Form S-8 of our report dated March 30, 2021, relating to the financial statements of Sensei Biotherapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

March 30, 2021